UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Indenture

On June 16, 2015, DTE Energy Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into a supplemental indenture, dated as of June 15, 2015 (the “Supplemental Indenture”) to the Company’s Amended and Restated Indenture, dated as of April 9, 2001 (the “Base Indenture,” as so supplemented, the “Indenture”), in connection with the issuance by the Company on June 16, 2015 of $300,000,000 aggregate principal amount of the Company’s 2015 Series B 3.30% Senior Notes due 2022 (the “Notes”).

The Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or under the securities laws of any jurisdiction. The Notes are subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. The Notes were offered and sold only to “qualified institutional buyers” under Rule 144A under the Securities Act.

Interest accrues on the Notes at 3.30% per annum. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2015. The Notes may be redeemed at the Company’s option, in whole or in part, at any time. At any time prior to April 15, 2022 (the “Par Call Date”), the optional redemption price for the Notes will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (not including any portion of any payments of interest accrued to, but not including, the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as set forth in the Supplemental Indenture) plus 20 basis points, as determined by a quotation agent, plus, in each case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the optional redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon. The Notes and the Indenture contain customary events of default, including failure to pay principal or interest on the Notes when due, among other things.

Certain of the Initial Purchasers and/or their affiliates are lenders under the revolving credit agreements of the Company and its affiliates or may have acted as lenders, and performed certain investment banking and advisory and general financing, trustee and commercial banking services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Initial Purchasers and/or their affiliates may, from time to time, engage in transactions with or perform services for the Company and its affiliates in the ordinary course of their business.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement dated as of June 16, 2015 with the Initial Purchasers of the Notes. The Registration Rights Agreement requires the Company to file and to use its commercially reasonable efforts to cause to be declared effective by the Securities and Exchange Commission (“SEC”) a registration statement to permit holders to exchange the Notes for new notes that are registered under the Securities Act. The new notes will have identical terms to the Notes, except that the new notes will not have restrictions on transfer or bear additional interest. If the Company cannot complete the exchange offer within 365 days of the issue date of the Notes, and under certain other conditions, the Company is required to file and to cause to be declared effective by the SEC a shelf registration statement covering resales of the Notes. If the Company is not able to complete the exchange offer or have the shelf registration statement declared effective within a certain period of time, and under certain other conditions, the Company is required to pay additional interest on the Notes.

A copy of the Base Indenture was filed by the Company as an exhibit to its Registration Statement on Form S-3 (File No. 333-58834). The Supplemental Indenture and the Registration Rights Agreement are filed as exhibits to this Current Report, and the description of each document above is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 16, 2015, the Company issued $300,000,000 aggregate principal amount of its 2015 Series B 3.30% Senior Notes due 2022. Reference is made to the information contained under Item 1.01 in this Current Report for additional information.

Item 9.01.      Financial Statements and Exhibits.

(c)      Exhibits

4.1
Supplemental Indenture, dated as of June 15, 2015, to the Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 16, 2015, among DTE Energy Company and the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2015

DTE ENERGY COMPANY (Registrant)

/s/PETER B. OLEKSIAK Peter B. Oleksiak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Supplemental Indenture, dated as of June 1, 2015, to the Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 16, 2015, among DTE Energy Company and the Initial Purchasers named therein.